Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • December 2013



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: December 2013

Currencies: The Australian dollar fell against counterparts after the Reserve Bank of Australia announced its preference to stimulate the economy by devaluing the currency, rather than by further reducing interest rates. The Japanese yen continued to fall as a consequence of the Japanese central bank's continued monetary expansion.

Energy: Crude oil prices gained more than 6%, driven by an increase in overall demand and an unexpected decline in the inventory of U.S. supplies. A fall in the number of applications for unemployment benefits in the U.S. was seen as a sign of increased economic strength and was also a factor in the rally. Natural gas prices rose to their highest levels in over two years due to increased demand driven by lower temperatures across the U.S.

Equities: The Nikkei 225 gained more than 3% as the continued falling value of the yen created positive effects on the country's export industries. The Dow Jones Industrial Average advanced more than 2% as investors reacted to the Federal Reserve's decision to taper its bond buying program as a sign of improving economic conditions in the U.S.

Fixed Income: U.S. Treasury prices fell substantially as investors reduced their bond holdings ahead of the Federal Reserve's announcement to begin tapering its bond buying program. Prices for British Gilts decreased by 3% as investors left the fixed-income markets for the equities sector based on an improved economic outlook for the U.S. and Great Britain.

Grains/Foods: Cotton prices advanced by more than 8% as demand from Indian mills rose because of improved export conditions. Wheat prices lost more than 7% after reports confirmed the recent harvest was the largest global harvest ever recorded.

Metals: Gold prices fell due to the Federal Reserve's decision to taper its bond buying program, which decreased demand for safe haven assets. Copper prices extended gains following a better-than-expected report about the U.S. labor market which improved the overall outlook for the economy.

A Units (Closed to New Investment)

					2000	2001	2002	2003	2004	2005	2006	2007	2008
					11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**

B Units (Closed to New Investment)

								2003	2004	2005	2006	2007	2008
								7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.7%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.4%**
2010	-7.8%	0.8%	4.2%	1.8%	-3.5%	0.0%	-1.5%	2.9%	3.2%	4.4%	-2.3%	4.7%	**6.1%**
2011	-0.4%	2.4%	-2.2%	3.8%	-6.6%	-3.6%	3.2%	-1.6%	-1.5%	-4.3%	-0.4%	0.1%	**-11.0%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.4%	0.7%	**-4.0%**
2013	1.7%	-2.7%	1.4%	1.2%	-2.7%	-2.9%	0.0%	-2.0%	-0.7%	1.8%	2.4%	1.1%	**-1.8%**

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	**-4.3%**
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	**2.9%**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**

A, B and Legacy Units

Trading Performance by Sector



12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
6.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
December
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
34%	7%	20%	15%	14%	10%

Global Units

Trading Performance by Sector



12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
6.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
December
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
34%	7%	20%	15%	14%	10%

Sector Positions at Month-End



Commodities 31%
Financials 69%
Energies 7%
Grains 14%
Metals 10%
Currencies 34%
Equities 20%
Fixed Income 15%
Jan 13
Feb 13
Mar 13
Apr 13
May 13
Jun 13
Jul 13
Aug 13
Sep 13
Oct 13
Nov 13
Dec 13
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.36%	4.75%	6.97%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - December 2013	
Total Fund Assets (A,B, Legacy, Global)	$447M
12-Month Return	-3.8%
Average 12-Month Return	15.7%
36-Month Cumulative Return	-21.4%
60-Month Cumulative Return	-25.5%
Compounded Annualized ROR	11.5%
3-Year Compounded Annualized ROR	-7.7%
5-Year Compounded Annualized ROR	-5.7%
10-Year Compounded Annualized ROR	-0.2%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 9/13)	-28.9%
Average 1-month Gain	6.2%
Average 1-month Loss	-4.1%
# of Winning Months	154
# of Losing Months	146

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2004 - December 2013		
↑↓	Moved in Opposite Directions	42%
↑↑	Positive Results for Both	35%
↓↓	Negative Results for Both	23%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.